SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2016

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-119848	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 - 21 Dundas Square Toronto Ontario, Canada	M5B 1B7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-878-3377

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 5.02 concerning the issuance of unregistered equity securities is incorporated by reference in this Item 3.02.

On July 29, 2016, we issued 1,032,065 shares of our common stock in connection with purchase of colored diamonds and other rare gems with an approximated aggregate value of $2,595,462.

On July 29, 2016, we issued to Kashif Khan 16,166,555 shares of our common stock from a stock grant and option exercise in connection with his employment agreement.

The issuance of the shares is exempt from registration in reliance upon Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 29, 2016, we have appointed Kashif Khan as our Chief Executive Officer.

The employment history for Mr. Khan is set forth in our Form 8-K filed with the Securities and Exchange Commission on August 27, 2015.

There are no family relationships between Mr. Khan and any of our directors or executive officers.

On July 29, 2016, we entered into an employment agreement with Kashif Khan (“Khan”) to be our Chief Executive Officer (the “Khan Agreement”). The description of the Khan Agreement provided below is qualified in its entirety by reference to the complete terms of the Khan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The following is a summary of the material terms of the Khan Agreement.

  The term commences on July 29, 2016 and ends on the earlier of (i) Khan’s death or mental or physical disability or incapacity, (ii) Khan’s resignation or (iii) termination by the Company at any time.

  Khan’s initial annual Base Salary is $100,000.

  Khan will be eligible to earn bonus a Performance Bonus for each complete fiscal year, which will be equal to fifty percent (10%) of his Base Salary for such fiscal year (the “Target Bonus”). The actual amount of the Performance Bonus payable to Khan for any fiscal year may be greater than or less than the Target Bonus for such fiscal year and will be determined by the decision of the board of directors based on the achievement of certain financial and individual performance goals to be established annually by the board of directors.

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  We will immediately grant to Khan 6,500,000 shares of our common stock.

  We will immediately grant to Khan an option to purchase 10,000,000 shares of our common stock with vesting and strike prices set forth in the Khan Agreement.

  Khan will have the right to convert any then unpaid compensation to our common stock at a 50% discount to the then market rate of our Common Stock based on the closing price of the prior ten days trading.

  Khan will be entitled to participate in our health and welfare benefit programs and vacation and other benefit programs for which other employees of our company are generally eligible, subject to any eligibility requirements of such plans and programs.

  Upon termination of Khan’s employment, she may be entitled to receive certain post-termination severance benefits depending upon whether such termination is by the Company without Cause, in relation to a Change of Control, a resignation by Khan for Good Reason, or by reason of Khan’s death or disability (as such terms are defined in the Khan Agreement). In the event the Company terminates Mr. Khan’s employment without Cause or Mr. Khan elects a resignation for Good Reason, Khan shall be entitled to receive as severance his Base Salary for a period equal to the number of complete months she has worked for the Company, up to a maximum of three (3) months.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc..

/s/ Kashif Khan

Kashif Khan

Chief Operating Officer

Date: August 3, 2016

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